Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statements (Form S-3 Nos. 333-219675, 333-206233, 333-167485, 333-143585, 333-117318 and 333-103424) of RenaissanceRe Holdings Ltd.

(2)	Registration Statements (Form S-3 No. 333-219675-01 and Post-Effective Amendment No. 1 thereto) of RenRe North America Holdings Inc.

(3)	Registration Statements (Form S-3 No. 333-219675-03 and Post-Effective Amendment No. 1 thereto) of RenaissanceRe Finance Inc.

(4)	Registration Statements (Form S-3 No. 333-219675-02 and Post-Effective Amendment No. 1 thereto) of RenaissanceRe Capital Trust II.

(5)	Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.

(6)	Registration Statement (Form S-8 No. 333-211398) pertaining to the RenaissanceRe Holdings Ltd. 2016 Long-Term Incentive Plan.

(7)	Registration Statement (Form S-8 No. 333-167394) pertaining to the RenaissanceRe Holdings Ltd. 2010 Employee Stock Purchase Plan and the 2010 Performance-Based Equity Incentive Plan.

(8)
Registration Statement (Form S-8 No. 333-90758) pertaining to the RenaissanceRe Holdings Ltd. Amended and Restated Non-Employee Director Stock Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

(9)
Registration Statement (Form S-8 No. 333-68282) pertaining to the RenaissanceRe Holdings Ltd. Second Amended and Restated 1993 Stock Incentive Plan and the RenaissanceRe Holdings Ltd. 2001 Stock Incentive Plan.

of our reports dated February 7, 2019, with respect to the consolidated financial statements and schedules of RenaissanceRe Holdings Ltd. and the effectiveness of internal control over financial reporting of RenaissanceRe Holdings Ltd. included in this Annual Report (Form 10-K) of RenaissanceRe Holdings Ltd. for the year ended December 31, 2018.

/s/ Ernst & Young Ltd.
Hamilton, Bermuda
February 7, 2019